                                                                  EXHIBIT (4)(g)

[PRUDENTIAL FINANCIAL LOGO]

                                            Pruco Life Insurance Company
                                            2999 North 44th Street, Suite 250
                                            Phoenix, Arizona 85014

                                            a stock Prudential Financial company

                                   ENDORSEMENT

This Endorsement is made a part of the Contract to which it is attached and is effective immediately. In the case of a conflict with any provision in the Contract, the provisions of this Endorsement will control. The following provision is added to your Contract.

                        GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit feature (GMIB) provides for the option to receive a guaranteed minimum income benefit with payments for life with a 10-year period certain. If you want the GMIB feature, you must elect it. Once elected, this feature is not revocable. If you elect the GMIB feature, there is a GMIB Protected Value associated with the feature which is an amount applied to the guaranteed annuity purchase rates to produce the Guaranteed Minimum Income Benefit. The GMIB Protected Value is calculated daily and is equal to the GMIB Roll-Up, as described below.

The amount of the GMIB Charge is based on the GMIB Protected Value. The calculation of the GMIB Payout Amount is described below. Each year after the Waiting Period ends, you have a 30-day Exercise Period during which you may exercise one of the GMIB payout options. The first Exercise Period begins the day after the Waiting Period ends.

GMIB ROLL-UP -

IF THE GMIB IS ELECTED ON THE CONTRACT DATE AND THE ANNUITANT IS LESS THAN AGE 76 ON THE CONTRACT DATE, the GMIB Roll-Up is equal to the sum of the Invested Purchase Payments made, increased daily at an effective annual interest rate of 5% starting on the date each Invested Purchase Payment is made, until the cap is reached ("GMIB Roll-Up Cap"), and is reduced by the effect of withdrawals (as described below). The GMIB Roll-Up Cap is equal to two times each Invested Purchase Payment and is reduced by the effect of withdrawals.

IF THE GMIB IS ELECTED AFTER THE CONTRACT DATE AND THE ANNUITANT IS LESS THAN AGE 76 ON THE DATE THE GMIB IS ELECTED, the GMIB Roll-Up is equal to the Contract Value on the GMIB election date, increased by subsequent Invested Purchase Payments, and also increased daily at an effective annual interest rate of 5% starting on the GMIB election date, until the cap is reached ("GMIB Roll-Up Cap"), and reduced by the effect of withdrawals (as described below). The GMIB Roll-Up Cap is equal to the sum of: (1) two times the Contract Value on the GMIB election date, plus (2) two times each subsequent Invested Purchase Payment, and is reduced by the effect of withdrawals.

We stop increasing the GMIB Roll-Up by the effective annual interest rate once the GMIB Roll-Up Cap is reached. However we still increase the GMIB Protected Value by subsequent Invested Purchase Payments and reduce it by the effect of withdrawals.

Even if the GMIB Roll-Up Cap has not been reached, we will nevertheless stop increasing the GMIB Roll-Up by the effective annual interest rate on the latest of: the Contract Anniversary coinciding with or next following the Annuitant's 80th birthday, the 7th Contract Anniversary following the GMIB election date, or 7 years from the most recent GMIB Reset (as described below). However we still increase the GMIB Protected Value by subsequent Invested Purchase Payments and reduce it by the effect of withdrawals.

The words "reduced by the effect of withdrawals" in the preceding four paragraphs mean that withdrawals from the Contract will first reduce the GMIB Protected Value on a dollar for dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB Protected Value calculated on the immediately preceding Contract Anniversary (in the first Contract Year, the Contract Date). Then we apply a proportional reduction to the GMIB Protected Value that equals the same percent that the withdrawal amount exceeding 5% of the GMIB Protected Value reduced the Contract Value.

To accomplish this, we will multiply the value of "A" by the value of "B" where:

         A = GMIB Protected Value minus C

         B = Contract Value minus withdrawal amount
             --------------------------------------
                    Contract Value minus C

         C = 5% of GMIB Protected Value

* An amount up to 5% of the GMIB Protected Value withdrawn after the year in which the GMIB Roll-Up stops increasing, will reduce the GMIB Protected Value proportionally.

GMIB RESET FEATURE -

You may elect to "Reset" your GMIB Protected Value to equal your current Contract Value. This GMIB Reset feature can be exercised twice prior to the Annuitant's 76th birthday. The GMIB Waiting Period and the GMIB Roll-Up Cap will be reset to start over again, a new 7-year Waiting Period must be met before the GMIB can be exercised (the new minimum 7-year Waiting Period will begin on the date of the most recent GMIB Reset), and the guaranteed annuity purchase rates used to determine the GMIB Payout Amount will be based on the number of completed years since the most recent GMIB Reset.

GMIB PAYOUT AMOUNT: The GMIB Payout Amount is based on the age and sex of the Annuitant (and Co-Annuitant, if applicable). After first deducting charges for any applicable taxes attributable to premiums, the GMIB Payout Amount will equal the greater of:

         1. the GMIB Protected Value, on the date the exercise of the GMIB payout option is effective, applied to the guaranteed annuity purchase rates; and

         2. the Adjusted Contract Value, on the date the exercise of the GMIB payout option is effective, applied to the current annuity purchase rates then in use.

GUARANTEED ANNUITY PURCHASE RATES: The guaranteed annuity purchase rates are based on 1. and 2. below:

         1.       the Guaranteed Interest Rate

                  The guaranteed interest rates shown below are effective annual interest rates. To calculate the guaranteed annuity purchase rates we will use the appropriate guaranteed interest rate from the table below, based on the number of completed years since the GMIB election date or, if the GMIB has been reset, the number of completed years since the most recent GMIB Reset.

     Completed Years Since GMIB Election/
Completed Years Since Most Recent GMIB Reset        Guaranteed Interest Rate
---------------------------------------------       ------------------------
                    7 - 9                                    2.50%
                  10 - 14                                    3.00%
                  15 or more                                 3.50%

         2.       the Guaranteed Mortality Rate

                  The guaranteed mortality rate used to calculate the guaranteed annuity purchase rates is based on the Annuity 2000 valuation mortality table, with two-year age setbacks, ten-year generational setback and projected mortality improvements (modified Scale G), shown in the tables which follow.

GMIB ANNUITY PAYOUT OPTIONS: There are two GMIB annuity payout options available.

         GMIB OPTION 1: SINGLE LIFE PAYOUT OPTION: We will make monthly payments for as long as the Annuitant lives, with payments for a 10-year period certain. No payments are due after the death of the Annuitant or, if later, the end of the period certain.

         GMIB OPTION 2: JOINT LIFE PAYOUT OPTION: In the case of an Annuitant and Co-Annuitant, we will make monthly payments for the joint lifetime of the Annuitant and Co-Annuitant, with payments for a 10-year period certain. Upon the death of the Annuitant or Co-Annuitant, payments will continue during the remaining lifetime of the survivor at 100% of the original monthly payment if the survivor is the Annuitant and, upon expiration of the 10-year period certain, will be reduced to 50% of the original monthly payment if the survivor is the Co-Annuitant. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the period certain.

There is no right of withdrawal under either payout option. Other payout frequencies may be available such as quarterly, semi-annually and annually.

EXERCISE OF THE GMIB PAYOUT OPTIONS: You may exercise either of the GMIB payout options by contacting the Annuity Service Center. We will provide you with necessary forms and inform you of any other information that we require for you to exercise this option. The exercise of a GMIB payout option will be effective when we receive all documentation and other information that we need at the Annuity Service Center during the Exercise Period. The first Exercise Period begins on the day after the end of the applicable Waiting Period shown below. Subsequent Exercise Periods begin on the anniversary of the date the first Exercise Period began. If a Reset occurs after the first or subsequent Exercise Period, the next Exercise Period will not occur until the day after the end of the new Waiting Period. Exercise Periods run for 30 days, but not beyond the Contract Anniversary following the Annuitant's attainment of age 95.

WAITING PERIOD: The Waiting Period is the 7-year period beginning on the GMIB election date. If the GMIB has been reset, the Waiting Period is the 7-year period beginning on the date of the most recent GMIB Reset.

GMIB CHARGE: To compensate us for assuming the risks associated with the GMIB, we charge an annual GMIB Charge. The fee is equal to [0.45%] of the average daily GMIB Protected Value and is deducted: 1) on each Contract Anniversary following the GMIB election date; 2) upon the choice of an option under the "Annuity and Settlement Options" provision of the Contract; 3) upon a full withdrawal; and 4) upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then applicable GMIB Charge. The fee is pro-rated based on the portion of the Contract Year for which the GMIB was in effect.

The fee is withdrawn from each Allocation Option in the same proportion that the value of the Allocation Option bears to the total Contract Value. Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the then applicable GMIB Charge, the GMIB Charge is deducted from the amount paid.

No GMIB Charge is deducted after the Annuity Date or after exercise of the GMIB payout option.

Because we do not impose a new Waiting Period for each subsequent Purchase Payment, if you elect the GMIB, we reserve the right to limit subsequent Purchase Payments if we discover that by the timing of your Purchase Payments and withdrawals, your GMIB Protected Value is increasing in ways that are not intended. In determining whether to limit Purchase Payments, we will look at Purchase Payments which are disproportionately larger than other Purchase Payments, and other actions that may artificially increase the GMIB Protected Value.

GUARANTEED ANNUITY PURCHASE RATES: Table A, B or C, as indicated below, is applied to the GMIB Protected Value to compute the minimum GMIB payout amount. The table to be used is determined by the number of completed years since the GMIB election date, or if the GMIB has been reset, the number of completed years since the most recent GMIB Reset. The rates in Tables A, B and C are applied per $1,000 of GMIB Protected Value. Each of Tables A, B and C assumes 120 payments certain.

--------------------------------------------------------------------------------
    Completed Years Since GMIB
Election/Completed Years Since the          Annuity Settlement Table to be
      Most Recent GMIB Reset                Applied to GMIB Protected Value
--------------------------------------------------------------------------------
           7 through 9                                  Table A
--------------------------------------------------------------------------------
          10 through 14                                 Table B
--------------------------------------------------------------------------------
           15 or more                                   Table C
--------------------------------------------------------------------------------

The annuity payments in Tables A, B and C are based on the Annuitant's Adjusted Age and sex. The Adjusted Age is the Annuitant's age last birthday prior to the date on which the first Annuity payment is due, adjusted as shown in the "Translation of Adjusted Age" Table.

When we computed the amounts shown in Tables A, B and C below, we adjusted the Annuity 2000 Mortality Table to an age last birthday basis, less two years, with projected mortality improvements (modified Scale G). We used an interest rate of 2.50% per year in preparing Table A, an interest rate of 3.00% per year in preparing Table B, and an interest rate of 3.50% per year in preparing Table C.

                                     TABLE A

------------------------------------------------------------------------------------------------------------------
Adjusted                                Adjusted                                Adjusted
  Age          Male         Female        Age          Male          Female        Age         Male         Female
------------------------------------------------------------------------------------------------------------------
   41         $3.11         $2.95          61         $4.38          $4.04          81        $7.42          $7.07
------------------------------------------------------------------------------------------------------------------
   42          3.15          2.99          62          4.48           4.13          82         7.60           7.28
------------------------------------------------------------------------------------------------------------------
   43          3.19          3.02          63          4.59           4.23          83         7.77           7.49
------------------------------------------------------------------------------------------------------------------
   44          3.23          3.06          64          4.70           4.33          84         7.94           7.68
------------------------------------------------------------------------------------------------------------------
   45          3.28          3.10          65          4.82           4.43          85         8.10           7.87
------------------------------------------------------------------------------------------------------------------
   46          3.33          3.14          66          4.95           4.54          86         8.25           8.05
------------------------------------------------------------------------------------------------------------------
   47          3.38          3.18          67          5.08           4.66          87         8.39           8.22
------------------------------------------------------------------------------------------------------------------
   48          3.43          3.22          68          5.22           4.79          88         8.52           8.38
------------------------------------------------------------------------------------------------------------------
   49          3.48          3.27          69          5.37           4.92          89         8.64           8.52
------------------------------------------------------------------------------------------------------------------
   50          3.54          3.32          70          5.51           5.06          90         8.75           8.65
------------------------------------------------------------------------------------------------------------------
   51          3.60          3.37          71          5.67           5.21          91         8.85           8.77
------------------------------------------------------------------------------------------------------------------
   52          3.66          3.42          72          5.83           5.36          92         8.94           8.87
------------------------------------------------------------------------------------------------------------------
   53          3.72          3.48          73          6.00           5.53          93         9.02           8.96
------------------------------------------------------------------------------------------------------------------
   54          3.79          3.54          74          6.17           5.70          94         9.09           9.04
------------------------------------------------------------------------------------------------------------------
   55          3.86          3.60          75          6.34           5.88          95         9.16           9.11
------------------------------------------------------------------------------------------------------------------
   56          3.94          3.66          76          6.52           6.06
------------------------------------------------------------------------------------------------------------------
   57          4.02          3.73          77          6.70           6.26
------------------------------------------------------------------------------------------------------------------
   58          4.10          3.80          78          6.88           6.46
------------------------------------------------------------------------------------------------------------------
   59          4.19          3.88          79          7.06           6.66
------------------------------------------------------------------------------------------------------------------
   60          4.28          3.96          80          7.24           6.87
------------------------------------------------------------------------------------------------------------------

                                     TABLE B

------------------------------------------------------------------------------------------------------------------
Adjusted                                Adjusted                                Adjusted
  Age          Male         Female        Age          Male          Female        Age         Male         Female
------------------------------------------------------------------------------------------------------------------
   41         $3.40         $3.25          61         $4.66          $4.32          81        $7.67          $7.33
------------------------------------------------------------------------------------------------------------------
   42          3.44          3.29          62          4.76           4.41          82         7.85           7.53
------------------------------------------------------------------------------------------------------------------
   43          3.48          3.32          63          4.87           4.50          83         8.02           7.73
------------------------------------------------------------------------------------------------------------------
   44          3.53          3.35          64          4.98           4.60          84         8.18           7.93
------------------------------------------------------------------------------------------------------------------
   45          3.57          3.39          65          5.10           4.71          85         8.33           8.12
------------------------------------------------------------------------------------------------------------------
   46          3.62          3.43          66          5.23           4.82          86         8.48           8.29
------------------------------------------------------------------------------------------------------------------
   47          3.67          3.47          67          5.36           4.94          87         8.62           8.46
------------------------------------------------------------------------------------------------------------------
   48          3.72          3.51          68          5.49           5.06          88         8.75           8.61
------------------------------------------------------------------------------------------------------------------
   49          3.77          3.56          69          5.64           5.19          89         8.87           8.75
------------------------------------------------------------------------------------------------------------------
   50          3.83          3.61          70          5.78           5.33          90         8.98           8.88
------------------------------------------------------------------------------------------------------------------
   51          3.88          3.66          71          5.94           5.48          91         9.08           8.99
------------------------------------------------------------------------------------------------------------------
   52          3.95          3.71          72          6.10           5.63          92         9.16           9.09
------------------------------------------------------------------------------------------------------------------
   53          4.01          3.76          73          6.26           5.79          93         9.24           9.18
------------------------------------------------------------------------------------------------------------------
   54          4.08          3.82          74          6.43           5.96          94         9.32           9.26
------------------------------------------------------------------------------------------------------------------
   55          4.15          3.88          75          6.60           6.14          95         9.38           9.33
------------------------------------------------------------------------------------------------------------------
   56          4.22          3.94          76          6.78           6.33
------------------------------------------------------------------------------------------------------------------
   57          4.30          4.01          77          6.95           6.52
------------------------------------------------------------------------------------------------------------------
   58          4.38          4.08          78          7.13           6.71
------------------------------------------------------------------------------------------------------------------
   59          4.47          4.16          79          7.31           6.92
------------------------------------------------------------------------------------------------------------------
   60          4.56          4.24          80          7.49           7.12
------------------------------------------------------------------------------------------------------------------

                                     TABLE C

------------------------------------------------------------------------------------------------------------------
Adjusted                                Adjusted                                Adjusted
  Age          Male         Female        Age          Male          Female        Age         Male         Female
------------------------------------------------------------------------------------------------------------------
   41         $3.71         $3.56          61         $4.94          $4.61          81        $7.92          7.58
------------------------------------------------------------------------------------------------------------------
   42          3.75          3.59          62          5.04           4.69          82         8.09          7.78
------------------------------------------------------------------------------------------------------------------
   43          3.79          3.63          63          5.15           4.78          83         8.26          7.98
------------------------------------------------------------------------------------------------------------------
   44          3.83          3.66          64          5.26           4.88          84         8.42          8.17
------------------------------------------------------------------------------------------------------------------
   45          3.87          3.70          65          5.38           4.99          85         8.57          8.36
------------------------------------------------------------------------------------------------------------------
   46          3.92          3.73          66          5.50           5.10          86         8.72          8.53
------------------------------------------------------------------------------------------------------------------
   47          3.97          3.77          67          5.63           5.21          87         8.86          8.70
------------------------------------------------------------------------------------------------------------------
   48          4.02          3.81          68          5.77           5.34          88         8.98          8.85
------------------------------------------------------------------------------------------------------------------
   49          4.07          3.86          69          5.91           5.47          89         9.10          8.99
------------------------------------------------------------------------------------------------------------------
   50          4.12          3.90          70          6.06           5.60          90         9.21          9.11
------------------------------------------------------------------------------------------------------------------
   51          4.18          3.95          71          6.21           5.75          91         9.30          9.22
------------------------------------------------------------------------------------------------------------------
   52          4.24          4.00          72          6.37           5.90          92         9.39          9.32
------------------------------------------------------------------------------------------------------------------
   53          4.30          4.06          73          6.53           6.06          93         9.47          9.41
------------------------------------------------------------------------------------------------------------------
   54          4.37          4.11          74          6.70           6.23          94         9.54          9.49
------------------------------------------------------------------------------------------------------------------
   55          4.44          4.17          75          6.87           6.41          95         9.60          9.56
------------------------------------------------------------------------------------------------------------------
   56          4.51          4.23          76          7.04           6.59
------------------------------------------------------------------------------------------------------------------
   57          4.59          4.30          77          7.22           6.78
------------------------------------------------------------------------------------------------------------------
   58          4.67          4.37          78          7.39           6.98
------------------------------------------------------------------------------------------------------------------
   59          4.76          4.44          79          7.57           7.17
------------------------------------------------------------------------------------------------------------------
   60          4.85          4.52          80          7.75           7.38
------------------------------------------------------------------------------------------------------------------

                       TRANSLATION OF ADJUSTED AGES TABLE

---------------------------------------------------------------------------------------------------------------------------
Calendar Year in Which                                           Calendar Year in Which
First Payment Is Due                Adjusted Age                 First Payment Is Due                       Adjusted Age
---------------------------------------------------------------------------------------------------------------------------
   Prior to 2010                 Actual Age                         2050 through 2059                    Actual Age minus 5
---------------------------------------------------------------------------------------------------------------------------
   2010 through 2019             Actual Age minus 1                 2060 through 2069                    Actual Age minus 6
---------------------------------------------------------------------------------------------------------------------------
   2020 through 2029             Actual Age minus 2                 2070 through 2079                    Actual Age minus 7
---------------------------------------------------------------------------------------------------------------------------
   2030 through 2039             Actual Age minus 3                 2080 through 2089                    Actual Age minus 8
---------------------------------------------------------------------------------------------------------------------------
   2040 through 2049             Actual Age minus 4                 2090 through 2099                    Actual Age minus 9
---------------------------------------------------------------------------------------------------------------------------

EFFECT OF SPOUSAL CONTINUANCE ACTIVATION ON GMIB PROVISIONS: If Spousal Continuance is activated by the surviving spouse at the Owner's death, the GMIB feature will be continued for the surviving spousal owner. All provisions of the GMIB feature (Waiting Period, GMIB Roll-Up Cap, Reset age limitation, etc.) will remain the same as on the date of the Owner's death. If the GMIB Reset feature was never exercised, the surviving spousal Owner can exercise the GMIB Reset feature twice. If the original Owner had previously exercised the GMIB Reset feature once, the surviving spousal Owner can exercise the GMIB Reset once. If the original Owner had previously exercised the GMIB Reset feature twice, the surviving spousal Owner may not exercise the GMIB Reset at all.

If the attained age of the surviving spouse (or the Annuitant, if different) when Spousal Continuance is activated, plus the remaining years of the GMIB Waiting Period to be satisfied, would extend beyond the maximum age at which annuitization is permitted under the Contract, we will revoke the GMIB feature and no further GMIB charges will be made.

Except as modified herein, all terms and conditions of the Contract remain unchanged.

Signed for Pruco Life Insurance Company

By  /S/ Clifford E. Kirsch
    -----------------------
       Secretary